UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2019, Sterling Jewelers Inc. (“Sterling”) entered into a side letter (the “Side Letter”) to the separation and release agreement previously entered into between Sterling and Michele Santana dated August 28, 2018. The Side Letter provides that Ms. Santana will continue to serve as Chief Financial Officer (“CFO”) of Signet Jewelers Limited (“Signet”) through the date that Signet files its next Form 10-K. On the date immediately following such filing, Ms. Santana will transition to the role of Senior Advisor until April 30, 2019 or such earlier date as set forth in the separation agreement (the “Termination Date”). From the Termination Date through June 30, 2019, Ms. Santana shall provide consulting services for an aggregate fee of $125,000 payable in two installments. Ms. Santana has agreed to extend the restrictive covenant period under her separation and release agreement to 24 months (from 18 months) following the Termination Date for an additional payment of $150,000. The second installment payment for the consulting services and the payment in respect of the extension of the restrictive covenant period are subject to Ms. Santana’s execution of a release of claims following the end of the consulting period.

The foregoing description of the Side Letter is not complete and is qualified in its entirety by the full text of the Side Letter which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

See Exhibit Index

EXHIBIT INDEX

Exhibit Number	Description

10.1	Side Letter, dated March 13, 2019, between Sterling Jewelers Inc. and Michele Santana

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: March 15, 2019

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal & Transformation Officer